Press Release	Contact: M. Ray “Hoppy” Cole, CEO or
For Immediate Release	Dee Dee Lowery, CFO
Phone: 601.268.8998

The First Bancshares, Inc. Announces the Acquisition of First National Bank of Baldwin County

HATTIESBURG, Miss. (Tuesday, April 30th, 2013)  Executives of The First Bancshares, Inc.  (Nasdaq:  FBMS), holding company for The First, A National Banking Association, (www.thefirstbank.com) announced today that The First Bancshares, Inc., has acquired First National Bank of Baldwin County.

The First ,  A  National Banking Association  President & CEO M. Ray “Hoppy” Cole Jr., said, “Two community banks have come together with a common purpose to deliver extraordinary personal service to our customers and friends in Alabama, Mississippi and Louisiana.  We are excited about expanding into Alabama and building new relationships across the Gulf Coast region.”

The acquisition that was announced today will expand The First across the Gulf Coast providing five new branches and The First customers a total of 24 convenient locations in Mississippi, Louisiana and South Alabama.

The First will now have approximately $ 970 Million in assets and approximately $ 845 Million in deposits.

W. Wade Neth, President & CEO of First National Bank of Baldwin County, said,  “We are very excited to be joining the team at The First and look forward to continuing our long tradition of providing our customers with great personal customer service and understanding the business and personal banking needs of our markets here in Baldwin County.  We frequently hear from our customers that they enjoy working with bankers they’ve known and trusted for a lifetime, and we look forward to continuing to build upon those longstanding relationships and growing with our customers.”

The First Bancshares, Inc., headquartered in Hattiesburg, Miss., is the parent company of The First, A National Banking Association.  Founded in 1996 near Hattiesburg, Mississippi, The First has grown rapidly through south Mississippi and Louisiana providing services competitive to those found at larger regional banks.  The First has approximately $ 789 million in assets and currently has 19 locations operating in south Mississippi and Louisiana.  The company’s stock is traded on Nasdaq Global Market under the symbol FBMS. Information is available on the company’s website www.TheFirstBank.com.

Safe, sound, quality growth is the major component of the bank’s business strategy.  And, that is why even in the midst of the most turbulent economic times, The First has continued to achieve 55 consecutive quarters of profitability. It is because of this commitment that The First earned a 5 Star Rating (the highest given) by Bauer Financial, “the nation’s bank rating service.”

In Cole’s words, “Our Company is profitable, well-capitalized, and liquid.  We are well positioned for future growth and for further acquisition opportunities that may arise.  We will continue to follow the guiding principles as set out by our founders, focusing on customer service, building relationships, and expanding our market share in Mississippi, Alabama and Louisiana.”

Forward Looking Statement

This news release contains statements regarding the projected performance of The First Bancshares, Inc. and its subsidiary.  These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act.  Actual results may differ materially from the projections provided in this release since such projections involve significant known and unknown risks and uncertainties.  Factors that might cause such differences include, but are not limited to: competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; and legislation or regulatory changes which adversely affect the ability of the Company to conduct business combinations or new operations.  The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.  Further information on The First Bancshares, Inc. is available in its filings with the Securities and Exchange Commission, available at the SEC’s website, http://www.sec.gov.